DHI Group, Inc. Reports Second Quarter 2018 Earnings Results
New CEO Completes 100-Day Review, Affirms Growth Strategy
NEW YORK, New York August 2, 2018 - DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”), today announced the following results for the second quarter ended June 30, 2018:

▪	Revenues of $41.6 million; Adjusted Revenues[1] (excluding the effect of divested businesses) of $39.7 million

▪
Net loss of $0.2 million, or $0.00 per share, which includes $2.6 million, or $0.05 per diluted share, from disposition related and other costs, a loss on the sale of Hcareers, and higher discrete tax expense related to the vesting of stock based compensation

▪	Adjusted EBITDA[1] of $7.5 million and Adjusted EBITDA margin[1] of 19%

"I have completed my 100-day review and I am genuinely excited about the prospects for our business," said Art Zeile, President and Chief Executive Officer of DHI Group, Inc. “What I have learned over the last three months has confirmed that our strategy for growth is the right one. Although competitive pressures are high, market conditions support a business model based on a specialized offering for technology professionals, which plays to our strengths. We are moving aggressively to streamline our business in order to capitalize on this opportunity. We are also carefully managing our profitability and have a strong balance sheet. We are confident that the combination of these factors will enable DHI to deliver superior value to its shareholders over the long-term."
Quarterly Financial Highlights

▪	Tech-focused revenues were $38.3 million, 2% lower year over year, including a 2 percentage point benefit from foreign exchange, but a 1% increase sequentially

▪	Dice[2] revenues were $23.5 million, an 8% decline year over year but a 1% increase sequentially

▪	eFinancialCareers revenues were $8.5 million, up 6% year over year, including a 5 percentage point benefit from foreign exchange

▪	ClearanceJobs revenues were $5.1 million, 23% higher year over year, the tenth consecutive quarter of greater than 20% year over year revenue growth

▪	Divested Hcareers for $16.5 million, substantially completing the disposition of non-tech businesses

▪	Improved metrics for Dice[2] recruitment package customers

▪	Increased quarterly revenue renewal rate to 78%, up 4 percentage points year over year and the highest rate since the third quarter of 2016

▪	6,200 customers in the 2018 second quarter, an 8% decrease year over year but unchanged sequentially

▪	Debt outstanding of $19 million as of June 30, 2018, down by 73% year over year

1 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.
2 Includes Targeted Job Fairs.

Quarterly Business Highlights
Dice

▪
Initiated beta testing of Talent Search 4.0, one of the most innovative enhancements to Dice's search capabilities in years. This new platform is scheduled for launch in September 2018. It incorporates Intellisearch and brings significant new workflow and candidate interaction features to recruiters in order to drive greater efficiencies in the time they spend searching for candidates.

ClearanceJobs

▪	Reached a record of 37,000 jobs posted on the site during the 2018 second quarter, reflecting the industry-leading relevance of ClearanceJobs to sourcing candidates with government clearance.
eFinancialCareers

▪	Launched new Job Search platform in 18 countries, offering candidates a better job search and match experience on both desktop and mobile devices.

▪
Published the Ideal Employer rankings for the third consecutive year through Ideal Employer Live, reinforcing eFinancialCareers as a source of highly relevant content on employment trends among leading financial institutions.

Summary Financial Results
($ in millions, except per share data)

	Q2 2018	Q2 2017	Change	Fx Impact
Revenues
Tech-focused	$38.3	$39.3	(2)%	$0.5
Healthcare (1)	—	6.6	n.m.	—
Corporate & Other (1)	3.3	6.6	(50)%	—
Total Revenues	$41.6	$52.4	(21)%	$0.5
Net Income (Loss)	$(0.2)	$1.8	n.m.
Diluted earnings per share	$—	$0.04	n.m.

	YTD 2018	YTD 2017	Change	Fx Impact
Revenues
Tech-focused	$76.3	$78.8	(3)%	$1.4
Healthcare (1)	—	13.3	n.m.	—
Corporate & Other (1)	8.4	12.5	(33)%	—
Total Revenues	$84.7	$104.6	(19)%	$1.4
Net Income	$3.3	$3.2	4%
Diluted earnings per share	$0.07	$0.07	—%

	Adjusted Revenues (2) (3)			Adjusted EBITDA (2) (3)		Margin
Non-GAAP (2) (3)	Q2 2018	Q2 2017	Change	Q2 2018	Q2 2017	Q2 2018	Q2 2017
Tech-focused	$38.3	$39.3	(2)%	$10.3	$13.5	27%	34%
Corporate and other	1.4	1.3	(3)%	(2.8)	(4.2)	n.m.	n.m.
Total	$39.7	$40.6	(2)%	$7.5	$9.3	19%	23%

	Adjusted Revenues (2) (3)			Adjusted EBITDA (2) (3)		Margin
Non-GAAP (2) (3)	YTD 2018	YTD 2017	Change	YTD 2018	YTD 2017	YTD 2018	YTD 2017
Tech-focused	$76.3	$78.8	(3)%	$21.1	$27.3	28%	35%
Corporate and other	2.6	2.6	1%	(5.7)	(8.5)	n.m.	n.m.
Total	$78.9	$81.4	(3)%	$15.4	$18.8	20%	23%

(1) The Company sold Health eCareers on December 4, 2017, the RigLogix portion of the Rigzone business on February 20, 2018, and Hcareers on May 22, 2018. Transferred majority ownership of BioSpace to BioSpace management on January 31, 2018.

(2) See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.
(3) Reconciliations of Revenues to Adjusted Revenues and Net Income, Operating Income, and Operating Cash Flows to Adjusted EBITDA are included toward the end of this press release.

Revenues
Revenues were $41.6 million for the 2018 second quarter, 21% lower year over year. The decrease was primarily attributable to the divestitures of the Company’s non-tech businesses, including the sale of Hcareers for $16.5 million in the 2018 second quarter. This sale substantially completed the Company’s divestiture process, consistent with its strategy to focus on bringing relevant career opportunities to technology professionals and qualified technology talent to employers.
The decrease was also due to an 8% year over year decline in Dice2 revenues, resulting from a decrease in recruitment package customers during the same period. Partially offsetting the year -over-year revenue decline was a 23% increase in ClearanceJobs revenues and a 6% increase in eFinancialCareers revenues, which included a 5 percentage point benefit from foreign exchange.

Operating Expenses
Operating expenses were $39.7 million for the 2018 second quarter, 18% lower year over year. The decrease was primarily attributable to a $10.5 million reduction from the divestitures of the Company's non-tech businesses and $0.8 million related to the ongoing Rigzone business. The decrease was partially offset by $3.1 million of increased operating costs in the Company's tech-focused business, primarily related to increased marketing, product development, professional fees (which are included in general and administrative expenses) and disposition related and other costs.

Income Tax Expense

The effective income tax rate for the 2018 second quarter was 137%. The increase above the Company’s expected effective tax rate of 25% was primarily caused by the vesting of stock based compensation during the quarter.

Net Loss

The Company recorded a net loss of $0.2 million for the 2018 second quarter, or $0.00 per share, due to lower revenues and increased expenses in its tech-focused business. Also contributing to the net loss were $2.6 million, or $0.05 per diluted share, of disposition related and other costs, a loss on the sale of Hcareers, and higher discrete tax expense related to the vesting of stock-based compensation.

Adjusted EBITDA and Adjusted EBITDA Margin1
Adjusted EBITDA1 excludes the effects of the Company’s divested businesses, disposition related and other costs, and loss on sale of businesses from both the current and prior year periods. This presentation provides for better comparability of results.

Adjusted EBITDA1 was $7.5 million for the 2018 second quarter, declining 20% year over year. This decrease was primarily attributable to lower revenues and higher operating expenses for the tech-focused business, and resulted in an Adjusted EBITDA margin1 of 19%.

1 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.
2 Includes Targeted Job Fairs.

Operating Net Cash Flows

Operating net cash flows were $1.4 million for the 2018 second quarter, a decrease of $7.8 million year over year. The decline was attributable to lower net earnings of approximately $2 million and working capital changes of $5 million. Theses changes resulted from an adjustment to the Company's billing terms to bring them in line with market standards. This change did not impact the average length of our contract commitments, which remain slightly over one year.

Capital
Weighted average diluted shares outstanding in the 2018 second quarter was 49.9 million. In May 2018 the Company’s Board of Directors authorized a stock repurchase program that permits the purchase of up to $7 million of the Company's common stock. Under the plan, management has discretion in determining the conditions under which shares may be purchased. During the 2018 second quarter, the Company repurchased approximately 55,000 shares under this authorization. The authorization will remain in effect until May 2019, unless terminated earlier by the Company.

Repurchases will be made in accordance with applicable securities laws in the open market, in privately negotiated transactions or through other means. Depending on acquisition opportunities, market conditions and other factors, these repurchases may commence or cease from time to time without prior notice.

Business Outlook
The Company believes that the high demand for technology professionals and current competitive dynamics will continue. The Company expects a gradual abatement in the rate of revenue decline for Dice2 if current revenue renewal rates are maintained, and slightly slower top-line growth for ClearanceJobs due to higher year-over-year comparatives and the extremely tight labor market for cleared professionals. eFinancialCareers revenue trends are expected to continue for the near term. Expense management will remain an important focus, as will maintaining a 20% Adjusted EBITDA margin1 for the 2018 full year.

Recent Developments
The Company announced the closure of its Dice Europe operations effective August 31, 2018 to focus its efforts on eFinancialCareers, where the Company has a strong competitive opportunity to serve professionals in the financial services industry globally. The closure of Dice Europe is not expected to have an impact on DHI's results of operations in the 2018 third quarter or in future periods.

1 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.
2 Includes Targeted Job Fairs.

Conference Call Information
Art Zeile, President and Chief Executive Officer, and Luc Grégoire, Chief Financial Officer, will host a conference call today, August 2, 2018, at 8:30 a.m. Eastern Time to discuss the Company’s financial results, recent developments, and progress on its tech-focused strategy.
The call can be accessed by dialing +1-844-890-1790 (in the U.S.) or +1-412-380-7407. (outside the U.S.). Please ask to join the DHI Group, Inc. call. The call will also be available as a webcast through the Investor Relations section of the Company’s website, http://www.dhigroupinc.com.
For those unable to listen to the live broadcast, a replay will be available one hour after the call and can be accessed by dialing +1-877-344-7529 (in the U.S.) or +1-412-317-0088 (outside the U.S.), passcode 10122512. The replay will be available until August 9, 2018.
Investor Contact
Arbor Advisory Group
212-448-4181
ir@dhigroupinc.com

Media Contact
Rachel Ceccarelli
Director of Corporate Communications
212-448-8288
media@dhigroupinc.com

About DHI Group, Inc.

DHI Group, Inc. (NYSE:DHX) is a leading provider of data, insights and employment connections through our specialized services for technology professionals and other select online communities. Our mission is to empower tech professionals and organizations to compete and win through expert insights and relevant employment connections. Employers and recruiters use our websites and services to source, hire and connect with the most qualified and highly-skilled tech professionals, while professionals use our websites and services to find ideal employment opportunities, relevant job advice and tailored career-related data. For over 25 years, we have built our Company on providing employers and professionals with career connections, news, tools and information. Today, we serve multiple markets located throughout North America, Europe, the Middle East and the Asia Pacific region.

Notes Regarding the Use of Non-GAAP Financial Measures
The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, measurements in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as Adjusted Revenues, adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock based compensation expense, other non-recurring income or expense (“Adjusted EBITDA”) and Adjusted EBITDA margin provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. The non-GAAP measures apply to consolidated results and results by segment or other measure as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

Adjusted Revenues
Adjusted Revenues is a non-GAAP metric used by management to measure operating performance. Adjusted Revenues represents Revenues less the revenues of divested businesses. We consider Adjusted Revenues to be an important measure to evaluate the performance of our ongoing businesses and provide comparable results excluding our divestitures.

Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP metrics used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, non-cash stock based compensation, losses resulting from certain dispositions outside the ordinary course of business including prior negative operating results of those businesses, certain writeoffs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, transaction costs in connection with the credit agreement, deferred revenues written off in connection with acquisition purchase accounting adjustments, writeoff of non-cash stock compensation expense, severance and retention costs related to dispositions and reorganizations of the Company, losses related to legal claims and fees that are unusual in nature or infrequent, minus (to the extent included in calculating such net income) non-cash income or gains, interest income, business interruption insurance proceeds, and any income or gain resulting from certain dispositions outside the ordinary course of business, including prior positive operating results of those divested businesses, and gains related to legal claims that are unusual in nature or infrequent.
The Company modified its definition of Adjusted EBITDA during the first quarter of 2018 to also exclude severance and retention costs related to dispositions or reorganizations of the Company, the prior operating results of divested businesses, and losses related to legal claims and fees that are unusual in nature or infrequent.  The Company changed its definition of Adjusted EBITDA to provide a more transparent and comparable view of its financial performance.  Accordingly, all prior periods presented have been recast to reflect the current definition.

We also consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and to fund future growth. We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.

Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by Adjusted Revenues. Adjusted Revenues, Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to net income, operating income, revenue or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future results of operations. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, the review of potential dispositions of certain of our businesses and the terms and timing of any such transactions, competition from existing and future competitors in the highly competitive market in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the uncertainty surrounding the United Kingdom’s future departure from the European Union, including uncertainty in respect of the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands except per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2018	2017	2018	2017

Revenues	$41,595	$52,400	$84,666	$104,590

Operating expenses:
Cost of revenues	4,749	7,668	9,906	15,065
Product development	5,129	6,356	10,592	12,807
Sales and marketing	16,387	19,751	32,654	39,650
General and administrative	8,787	10,046	19,169	21,325
Depreciation	2,325	2,819	4,615	5,127
Amortization of intangible assets	191	571	482	1,132
Disposition related and other costs	2,118	1,187	3,129	1,187
Total operating expenses	39,686	48,398	80,547	96,293
Gain (loss) on sale of businesses	(839)	—	3,800	—
Operating income	1,070	4,002	7,919	8,297
Interest expense	(489)	(814)	(1,035)	(1,604)
Other expense	(24)	9	(33)	(7)
Income before income taxes	557	3,197	6,851	6,686
Income tax expense	762	1,375	3,553	3,524
Net income (loss)	$(205)	$1,822	$3,298	$3,162

Basic earnings per share	$—	$0.04	$0.07	$0.07
Diluted earnings per share	$—	$0.04	$0.07	$0.07

Weighted average basic shares outstanding	48,722	47,953	48,491	47,775
Weighted average diluted shares outstanding	48,722	48,268	49,406	48,308

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income (loss)	$(205)	$1,822	$3,298	$3,162
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	2,325	2,819	4,615	5,127
Amortization of intangible assets	191	571	482	1,132
Deferred income taxes	458	426	540	648
Amortization of deferred financing costs	48	81	97	162
Stock based compensation	1,580	2,086	4,089	4,588
Impairment of fixed and intangible assets	168	—	168	—
Change in accrual for unrecognized tax benefits	100	35	320	70
Net (gain) loss on sale of businesses	839	—	(3,800)	—
Changes in operating assets and liabilities:
Accounts receivable	2,526	6,205	13,482	11,231
Prepaid expenses and other assets	(275)	412	795	(1,082)
Capitalized contract costs	(360)	—	(1,758)	—
Accounts payable and accrued expenses	2,162	1,342	(3,845)	(1,007)
Income taxes receivable/payable	(1,109)	(2,883)	567	(1,465)
Deferred revenue	(6,947)	(3,750)	(10,692)	1,101
Other, net	(122)	27	(61)	45
Net cash flows from operating activities	1,379	9,193	8,297	23,712
Cash flows from (used in) investing activities:
Net cash received from sale of businesses	14,022	—	17,542	—
Purchases of fixed assets	(2,411)	(3,535)	(4,236)	(7,730)
Net cash flows from (used in) investing activities	11,611	(3,535)	13,306	(7,730)
Cash flows used in financing activities:
Payments on long-term debt	(22,000)	(7,000)	(28,000)	(15,000)
Proceeds from long-term debt	3,000	—	5,000	—
Payments under stock repurchase plan	(95)	—	(95)	—
Proceeds from stock option exercises	—	—	—	403
Purchase of treasury stock related to vested restricted stock	(142)	(17)	(467)	(1,109)
Net cash flows used in financing activities	(19,237)	(7,017)	(23,562)	(15,706)
Effect of exchange rate changes	(411)	150	(560)	193
Net change in cash for the period	(6,658)	(1,209)	(2,519)	469
Cash, beginning of period	16,207	24,665	12,068	22,987
Cash, end of period	$9,549	$23,456	$9,549	$23,456

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	June 30, 2018	December 31, 2017
Current assets
Cash	$9,549	$12,068
Accounts receivable, net	21,980	38,769
Income taxes receivable	2,248	2,617
Prepaid and other current assets	7,709	5,086
Total current assets	41,486	58,540
Fixed assets, net	15,259	16,147
Acquired intangible assets, net	39,000	45,737
Capitalized contract costs	6,806	—
Goodwill	156,174	170,791
Deferred income taxes	307	469
Other assets	2,501	4,034
Total assets	$261,533	$295,718

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$18,244	$22,196
Deferred revenue	64,194	83,646
Income taxes payable	1,268	1,129
Total current liabilities	83,706	106,971
Long-term debt, net	18,547	41,450
Deferred income taxes	8,434	8,245
Deferred revenue	1,737	—
Income taxes payable	1,489	1,489
Accrual for unrecognized tax benefits	3,179	2,859
Other long-term liabilities	1,996	2,063
Total liabilities	119,088	163,077
Total stockholders’ equity	142,445	132,641
Total liabilities and stockholders’ equity	$261,533	$295,718

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the three and six month periods ended June 30, 2018 and 2017 and a balance sheet as of June 30, 2018 and December 31, 2017 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA
(Unaudited)
(dollars in thousands except per customer data)

	For the three months ended June 30,		For the six months ended June 30,
	2018	2017	2018	2017
Reconciliation of Net Income to Adjusted EBITDA:
Net income (loss)	$(205)	$1,822	$3,298	$3,162
Interest expense	489	814	1,035	1,604
Income tax expense	762	1,375	3,553	3,524
Depreciation	2,325	2,819	4,615	5,127
Amortization of intangible assets	191	571	482	1,132
Non-cash stock based compensation	1,580	2,086	4,089	4,588
(Gain) loss on sale of businesses	839	—	(3,800)	—
Costs related to strategic alternatives process	—	(23)	—	807
Disposition related and other costs	2,118	1,187	3,129	1,187
Legal contingencies and fees	232	325	1,620	475
Divested businesses	(887)	(1,646)	(2,609)	(2,857)
Other	24	(9)	34	7
Adjusted EBITDA	$7,468	$9,321	$15,446	$18,756

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$1,379	$9,193	$8,297	$23,712
Interest expense	489	814	1,035	1,604
Amortization of deferred financing costs	(48)	(81)	(97)	(162)
Income tax expense	762	1,375	3,553	3,524
Deferred income taxes	(458)	(426)	(540)	(648)
Change in accrual for unrecognized tax benefits	(100)	(35)	(320)	(70)
Change in accounts receivable	(2,526)	(6,205)	(13,482)	(11,231)
Change in deferred revenue	6,947	3,750	10,692	(1,101)
Costs related to strategic alternatives process	—	(23)	—	807
Disposition related and other costs	2,118	1,187	3,129	1,187
Legal contingencies and fees	232	325	1,620	475
Divested businesses	(887)	(1,646)	(2,609)	(2,857)
Changes in working capital and other	(440)	1,093	4,168	3,516
Adjusted EBITDA	$7,468	$9,321	$15,446	$18,756

Dice Recruitment Package Customers
Beginning of period	6,200	6,800	6,450	7,050
End of period	6,200	6,750	6,200	6,750

Average for the period (1)	6,200	6,750	6,250	6,800

Dice Average Monthly Revenue per Recruitment Package Customer (2)	$1,110	$1,108	$1,111	$1,109

(1) Reflects the daily average of recruitment package customers during the period.
(2) Reflects the simple average of each period presented.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands)

	For the three months ended June 30, 2018
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech-focused	Healthcare	Corporate & Other	Total
Operating income (loss)	$6,330	$—	$(5,260)	$1,070
Depreciation	2,210	—	115	2,325
Amortization of intangible assets	—	—	191	191
Non-cash stock based compensation expense	610	—	970	1,580
Disposition related and other costs	1,103	—	1,015	2,118
Legal contingencies and fees	—	—	232	232
Divested businesses	—	—	(887)	(887)
Loss on sale of businesses	—	—	839	839
Adjusted EBITDA	$10,253	$—	$(2,785)	$7,468

	For the three months ended June 30, 2017
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech-focused	Healthcare	Corporate & Other	Total
Operating income (loss)	$10,117	$(642)	$(5,473)	$4,002
Depreciation	1,792	537	490	2,819
Amortization of intangible assets	45	163	363	571
Non-cash stock based compensation expense	696	141	1,249	2,086
Disposition related and other costs	838	123	226	1,187
Legal contingencies and fees	—	—	325	325
Divested businesses	—	(322)	(1,324)	(1,646)
Other	—	—	(23)	(23)
Adjusted EBITDA	$13,488	$—	$(4,167)	$9,321

	For the six months ended June 30, 2018
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech-focused	Healthcare	Corporate & Other	Total
Operating income (loss)	$13,413	$—	$(5,494)	$7,919
Depreciation	4,351	—	264	4,615
Amortization of intangible assets	—	—	482	482
Non-cash stock based compensation expense	1,126	—	2,963	4,089
Disposition related and other costs	1,233	—	1,896	3,129
Legal contingencies and fees	1,000	—	620	1,620
Divested businesses	—	—	(2,609)	(2,609)
Gain on sale of businesses	—	—	(3,800)	(3,800)
Other	—	—	1	1
Adjusted EBITDA	$21,123	$—	$(5,677)	$15,446

	For the six months ended June 30, 2017
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech-focused	Healthcare	Corporate & Other	Total
Operating income (loss)	$21,215	$(1,092)	$(11,826)	$8,297
Depreciation	3,355	1,045	727	5,127
Amortization of intangible assets	80	325	727	1,132
Non-cash stock based compensation expense	1,768	273	2,547	4,588
Costs related to strategic alternative process	—	—	807	807
Disposition related and other costs	838	123	226	1,187
Legal contingencies and fees	—	—	475	475
Divested businesses	—	(674)	(2,183)	(2,857)
Adjusted EBITDA	$27,256	$—	$(8,500)	$18,756

	For the three months ended June 30, 2018
Reconciliation of Revenues to Adjusted Revenues	Tech-focused	Healthcare	Corporate & Other	Total
Revenues	$38,344	$—	$3,251	$41,595
Divested businesses	—	—	(1,936)	(1,936)
Adjusted Revenues	$38,344	$—	$1,315	$39,659

	For the three months ended June 30, 2017
Reconciliation of Revenues to Adjusted Revenues	Tech	Healthcare	Corporate & Other	Total
Revenues	$39,276	$6,565	$6,559	$52,400
Divested businesses	—	(6,565)	(5,205)	(11,770)
Adjusted Revenues	$39,276	$—	$1,354	$40,630

	For the six months ended June 30, 2018
Reconciliation of Revenues to Adjusted Revenues	Tech-focused	Healthcare	Corporate & Other	Total
Revenues	$76,285	$—	$8,381	$84,666
Divested businesses	—	—	(5,814)	(5,814)
Adjusted Revenues	$76,285	$—	$2,567	$78,852

	For the six months ended June 30, 2017
Reconciliation of Revenues to Adjusted Revenues	Tech	Healthcare	Corporate & Other	Total
Revenues	$78,825	$13,279	$12,486	$104,590
Divested businesses	—	(13,279)	(9,949)	(23,228)
Adjusted Revenues	$78,825	$—	$2,537	$81,362

Segment Definitions:
Tech-focused: Dice, Dice Europe, eFinancialCareers, ClearanceJobs, and Targeted Job Fairs.
Healthcare: Health eCareers
Corporate & Other: Hcareers, Rigzone, BioSpace, getTalent, and Corporate.

DHI GROUP, INC.
SUPPLEMENTAL DATA - REVENUE DETAIL
(Unaudited)
(in thousands)
	Revenue
	Q2 2018	Q2 2017	Change	$ Fx Impact
Dice (1)	$23,489	$25,425	(8)%	$—
eFinancialCareers	8,467	7,978	6%	410
ClearanceJobs	5,133	4,185	23%	—
Dice Europe	1,255	1,688	(26)%	85
Tech-focused	38,344	39,276	(2)%	495
Healthcare (2)	—	6,565	n.m.	—
Hcareers (2)	1,936	3,791	(49)%	—
Rigzone (2)	1,315	1,785	(26)%	15
BioSpace (2)	—	950	n.m.	—
getTalent	—	33	n.m.	—
Corporate & Other	3,251	6,559	(50)%	15
Total	$41,595	$52,400	(21)%	$510

	Revenue
	YTD 2018	YTD 2017	Change	$ Fx Impact
Dice (1)	$46,771	$51,304	(9)%	$—
eFinancialCareers	17,030	15,836	8%	1,156
ClearanceJobs	9,937	8,178	22%	—
Dice Europe	2,547	3,507	(27)%	240
Tech-focused	76,285	78,825	(3)%	1,396
Healthcare (2)	—	13,279	n.m.	—
Hcareers (2)	5,329	7,361	(28)%	—
Rigzone (2)	2,840	3,446	(18)%	54
BioSpace (2)	212	1,619	n.m.	—
getTalent	—	60	n.m.	—
Corporate & Other	8,381	12,486	(33)%	54
Total	$84,666	$104,590	(19)%	$1,450

(1) Includes Dice U.S. and Targeted Job Fairs
(2) Health eCareers was sold on December 4, 2017, BioSpace business was transferred to BioSpace management on January 31, 2018, the RigLogix portion of the Rigzone business was sold on February 20, 2018, and Hcareers was sold on May 22, 2018.